Consent of Independent Registered Public Accounting Firm

We consent to the references to our firm under the captions “Financial Highlights” in the Prospectus and “Disclosure of Portfolio Holdings” and “Independent Registered Public Accounting Firm” in the Statement of Additional Information, each dated May 1, 2026, and each included in this Post-Effective Amendment No. 111 to the Registration Statement (Form N-1A, File No. 002-59353) of Guggenheim Variable Funds Trust (the “Registration Statement”).

We also consent to the incorporation by reference of our report dated February 27, 2026 on the financial statements and financial highlights of Series E (Total Return Bond Series), Series F (Floating Rate Strategies Series) and Series P (High Yield Series) (three of the funds constituting Guggenheim Variable Funds Trust) included in the Annual Report to Shareholders (Form N-CSR) for the year ended December 31, 2025 into this Registration Statement, filed with the Securities and Exchange Commission.

/s/ Ernst & Young LLP

Tysons, Virginia

April 23, 2026